Investor Roadshow March 28 thru March 31, 2017

Forward Looking Statements Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward- looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which Provident Financial Services, Inc. (the “Company”) operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company also advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward- looking statements to reflect events or circumstances after the date of this statement. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016.

5 -YEAR COMPARATIVE BALANCE SHEET DATA Assets +$2.4 B 6% CAGR Loans +$2.3 B 9% CAGR Core Deposits +$1.9 B 8% CAGR NIB Deposits +$653 M 14% CAGR

Loans 66% Investme nts 25% Intangibl es 5% BOLI 2% Other 2% COMPARATIVE BALANCE SHEETS 12/31/11 $7.1 B Loans 74% Investme nts 17% Intangibl es 4% BOLI 2% Other 3% 12/31/16 $9.5 B

CRE 27% MF 12% C&I 19% Resi 28% Consum er 12% [CATEGO RY NAME] [VALUE] CRE 28% MF 20% C&I 23% Resi 17% Consum er 8% [CATEGO RY NAME] [VALUE] COMPARATIVE LOAN COMPOSITION 12/31/16 Commercial: 75% Consumer: 25% 12/31/11 Commercial: 60% Consumer: 40%

NIB 13% IB Core 65% Time 22% NIB 21% IB Core 69% Time 10% COMPARATIVE DEPOSITS 12/31/16 NIB $1.3 B Total Core $5.9 B Total Deposits: $6.6 B 12/31/11 NIB $696 M Total Core $4.0 B Total Deposits: $5.2 B

5-YEAR COMPARATIVE INCOME STATEMENT DATA Revenues +$65 M 5% CAGR Net Interest Income +$43 M 4% CAGR Non-Interest Income +$23 M 11% CAGR Net Income +$30 M 9% CAGR EPS +$0.37 6% CAGR

NIM and IRR 3.49 3.38 3.31 3.30 3.20 3.11 NIM 3.04 3.13 3.23 3.24 3.14 3.05 NIM After Provision 233 151 203 208 145 100 AVG 2/10 Spread ($6,600) ($7,581) ($10,624) ($6,778) ($4,350) ($4,451) NII at Risk +200 bp 2011 2012 2013 2014 2015 2016 -3.05% -3.50% -4.82% -2.74% -1.73% -1.65%

HOW WE MEASURE SUCCESS $1.01 $1.18 $1.23 $1.22 $1.33 $1.38 EPS [CELLRANGE] [CELLRANGE] [CELLRANGE] [CELLRANGE] [CELLRANGE] [CELLRANGE] TBV per share $0.12 $0.13 $0.15 $0.15 $0.17 $0.19 Regular Quarterly Cash Dividend per share 3.6% 3.5% 3.1% 3.4% 3.4% 2.7% Dividend Yield $13.39 $14.92 $19.32 $18.06 $20.15 $28.30 Closing Price 2011 2012 2013 2014 2015 2016 5% CAGR +58% 5-year TSR 155% 6% CAGR

Investor Roadshow March 28 thru March 31, 2017